Exhibit 10.2

CORINTHIAN COLLEGES, INC.

2003 PERFORMANCE AWARD PLAN

DIRECTOR STOCK UNIT AWARD NOTICE

Director Name:	«Director»

Number of Stock Units:	«Number_of_Stock_Units»[1]

Award Date:	[________, _____]

[1]	Subject to adjustment as provided in Section 2 below.

THIS DIRECTOR STOCK UNIT AWARD NOTICE (this “Notice”) evidences the grant (the “Award”) of Stock Units (as defined below) by Corinthian Colleges, Inc., a Delaware corporation (the “Company”), on the date set forth above (the “Award Date”) to the member of the Company’s Board of Directors named above (the “Participant”). The Award is granted under the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “Plan”) and is subject to the terms and conditions set forth in this Notice and in the Plan.

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. The Company grants to the Participant an Award with respect to the aggregate number of Stock Units set forth above. As used herein, the term “Stock Unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Company solely for purposes of the Award. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant. The Stock Units shall not be treated as property or as a trust fund of any kind. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 6.3.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are paid pursuant to Section 6.

3. Vesting. The Stock Units subject to the Award are fully vested as of the Award Date.

4. Restrictions on Transfer. The Company shall pay all amounts payable hereunder only to the Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary). No Stock Unit granted hereunder shall be liable for the debts, contracts, or engagements of the Participant, or the Participant’s successors in interest, nor shall the Participant’s Stock Units be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.

5. Timing and Manner of Payment of Stock Units. The Stock Units shall become payable on the first to occur of the following events: (1) the date that is five (5) years after the Award Date, (2) the Participant’s Separation from Service, (3) the Participant’s death, (4) the Participant’s Disability, or (5) the occurrence of a Change in Control. Payment shall be made in accordance with the following payment rules:

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Notwithstanding the preceding provisions of this Section 5, if the Participant is a Specified Employee as of the date of the Participant’s Separation from Service, and payment of the Stock Units is triggered by the Participant’s Separation from Service, the Participant shall not be entitled to any distribution of his or her benefits hereunder until the earlier of (1) the date which is six (6) months after the Participant’s Separation from Service, or (2) the date of the Participant’s death.

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Payment of the Stock Units shall be made on or as soon as administratively practical after (and in no event more than seventy four (74) days after) the applicable date determined in accordance with the preceding provisions of this Section 5.

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Stock Units shall be paid in the form of a single lump sum distribution of an equivalent number of whole shares of Common Stock; provided that the Administrator shall have discretion to pay Stock Units attributable to dividend equivalents in cash (such payment to be made at the times specified in Section 6). Fractional share interests shall be disregarded but may be cumulated or, in the Administrator’s discretion, paid in cash. To the extent that any Stock Unit is to be paid in cash, the amount of any cash payment made with respect to that Stock Unit shall equal the Fair Market Value of a share of Common Stock as of the date of payment.

Upon payment, the Participant shall have no further rights with respect to the Stock Units subject to the Award.

For purposes of the Award, the following terms shall have the meanings set forth below:

“Change in Control” means the first of the following to occur after the Award Date: a “change in the ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company, each within the meaning of Section 1.409A-3(i)(5) of the regulations promulgated under Section 409A of the Code.

“Disability” means any medically determinable physical or mental impairment of the Participant that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, by reason of which impairment the Participant is either unable to engage in any substantial gainful activity or is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.

“Separation from Service” means the Participant’s “separation from service” within the meaning of Section 1.409A-1(h) of the regulations promulgated under Section 409A of the Code.

“Specified Employee” means a “specified employee” within the meaning of Section 1.409A-1(i) of the regulations promulgated under Section 409A of the Code.

6. Dividend Equivalent Distributions. If the Company pays an ordinary cash dividend on its outstanding Common Stock for which the related ex dividend date occurs after the Award Date and at a time when any Stock Units subject to the Award are outstanding and unpaid (the “Ex-Dividend Date”), the Company shall credit the Participant with additional Stock

Units equal in number to (1) the per-share cash dividend paid by the Company on its Common Stock with respect to such Ex-Dividend Date, multiplied by (2) the total number of outstanding and unpaid Stock Units (including any dividend equivalents previously credited hereunder) subject to the Award as of such Ex-Dividend Date, divided by (iii) the Fair Market Value of a share of Common Stock on such Ex-Dividend Date. Any Stock Units credited pursuant to the foregoing provisions of this Section 6 shall be fully vested and subject to the same payment and other terms, conditions and restrictions as the original Stock Units to which they relate.

7. Notices. Any notice to be given under the terms of this Notice shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is not then a member of the Board or an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

8. Plan. The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. Unless otherwise expressly provided in other sections of this Notice, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

9. No Service Commitment by Company. Nothing contained in this Notice or the Plan constitutes an employment or service commitment by the Company or any of its Subsidiaries, confers upon the Participant any right to remain in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such service, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation.

10. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Notice creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (subject to adjustments) as a general unsecured creditor with respect to Stock Units, as and when payable in accordance with the provisions of this Notice. The Participant shall not be entitled to any voting or other stockholder rights with respect to the Stock Units until shares of Common Stock are actually delivered to and held of record by the Participant (other than dividend equivalent rights as provided in Section 6).

11. Entire Agreement. This Notice and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, with respect to the Award. This Notice and the Plan may be amended pursuant to Section 6.6 of the Plan. Any such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12. Governing Law. This Notice shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

13. Effect of this Agreement. This Notice shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

14. Construction. This Notice shall be construed and interpreted to comply with Section 409A of the Code so as to avoid the imputation of any tax, interest or penalty thereunder.

15. Section Headings. The section headings of this Notice are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

CORINTHIAN COLLEGES, INC.

By:

Print Name:

Its:

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